UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39933	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address and Zip Code of principal executive offices)

(720) 390-3880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on December 13, 2023, UG Construction, Inc. d/b/a Emerald Construction Management, Inc. (“UG Construction”), a wholly owned subsidiary of urban-gro, Inc. (the “Company”), entered into an asset based revolving Loan Agreement (the “Line of Credit”) with Gemini Finance Corp. (“Lender”), pursuant to which Lender extended to UG Construction a secured line of credit in an amount not to exceed $10,000,000. Also as previously disclosed, on July 31, 2025, the Lender issued a notice of default to UG Construction claiming that UG Construction was in default under the Line of Credit, and on August 21, 2025, the Company received a notification from the Lender stating that the Lender would proceed with a foreclosure and private sale of substantially all of the assets of UG Construction in an Article 9 sale process, pursuant to Section 9601 et seq. of the California Commercial Code (the “Asset Sale”). The Asset Sale occurred on September 4, 2025, at which the Lender acquired the assets constituting the collateral under the Line of Credit for $450,000.

On August 29, 2025, the Lender commenced a lawsuit captioned Gemini Finance Corp. v. UG Construction, Inc. et al., case number 25CV2259 W SBC, in the U.S. District Court for the Southern District of California, which lawsuit (the “Lawsuit”) included the Company and certain of its officers as defendants and pursuant to which the Lender claimed it was owed $1,486,189 (the “Claim Amount”).

On September 26, 2025, the Company entered into a Settlement and Mutual General Release (the “Settlement Agreement”) with the Lender. Pursuant to the terms of the Settlement Agreement, among other things, the Company agreed to file a joint motion requesting an expedited fairness hearing under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), which motion was filed on September 30, 2025. Following such fairness hearing, and subject to the satisfaction of all applicable conditions and requirements of Section 3(a)(10) of the Securities Act, the Company will issue to the Lender shares of the Company’s common stock (the “Common Stock”) that, upon sale by the Lender, would result in net proceeds to the Lender equal to the Claim Amount, provided that the Lender shall at no time be issued shares if it would beneficially own more than 4.99% of the Common Stock, and the aggregate number of shares issued to the Lender shall not exceed 19.99% of the outstanding Common Stock as of immediately prior to the signing of the Settlement Agreement to the extent required by Nasdaq Listing Rule 5635. Additionally, the Lender agreed to use its best efforts to not sell Common Stock exceeding 10% of the Company’s daily volume on any given trading day. Upon the issuance of the last tranche of shares under the Settlement Agreement, the Lender will dismiss the Lawsuit with prejudice. The Settlement Agreement also includes a customary mutual release of claims by the parties.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 relating to the future issuance of Common Stock pursuant to the Settlement Agreement is incorporated by reference herein in its entirety. The issuance of Common Stock pursuant to the Settlement Agreement will not be registered under the Securities Act or the securities laws of any state, and the shares of Common Stock issued pursuant to the Settlement Agreement will be made in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act, which exempts from registration any securities issued in exchange for one or more outstanding securities, claims or property interests where the terms and conditions of such issuance and exchange are approved by a court of competent jurisdiction after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Settlement Agreement and Mutual General Release, dated September 26, 2025, by and among urban-gro, Inc., UG Construction, Inc., Gemini Finance Corp., and the other parties thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: October 2, 2025	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chairman and Chief Executive Officer

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